UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2002

                                -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                0-30275                 23-3057155
------------------------              -----------           -------------------
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)

One Logan Square
130 N. 18th St., Suite 2615
Philadelphia, PA                                                19103
-----------------------------------------                     ----------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:           (215) 557-7488


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

                  Pursuant to a Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. (the "Company") and Palladin Opportunity Fund LLC (the "Investor"), the Company received $2,000,000 from the Investor from the sale of the Company's 6% convertible senior debenture (the "Debenture") and the Company also issued a warrant to the Investor to purchase an aggregate of up to 1,538,461 shares of the Company's common stock (the "Warrant").

                  The principal amount of the Debenture accrues interest at the rate of 6% per annum, payable semi-annually on July 1 and January 1. The Company may, at its option, pay accrued interest in cash or add accrued interest to the principal amount of the Debenture. The outstanding principal and any capitalized interest are payable in full on or before February 3, 2004. Further, outstanding principal and any capitalized interest may be converted at any time at the election of the Investor into the Company's common stock at an initial conversion price of $1.00 per share. The initial conversion price is subject to "reset" as of the date which is 12 months and 18 months after the issue date (each such date, a "Reset Date"). With respect to each Reset Date, the conversion price will be reduced, if applicable, to equal the price obtained by averaging the closing bid prices for the Company's common stock during a period of 20 consecutive trading days ending on the date which is immediately preceding the applicable Reset Date. Further, the applicable conversion price is subject to anti-dilution adjustment if the Company issues securities at an effective per share price of less than the then applicable conversion price or the then applicable market price.

                  The Warrant entitles the Investor to purchase shares of the Company's common stock at the price of $1.10 per share. The exercise price is subject to anti-dilution adjustment if the Company issues securities at an effective per share price of less than the then applicable exercise price or the then applicable market price.

                  Pursuant to the Purchase Agreement, the Investor also received an option to purchase an additional 6% convertible senior debenture in the face amount of $1 million and receive an additional warrant to purchase an aggregate of up to 769,230 shares of the Company's common stock.

                  Pursuant to a related registration rights agreement, the Company agreed to register all of the shares of the Company's common stock underlying the Debenture and the Warrant on a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission. The Company expects to file the registration statement prior to April 19, 2002.

                  Copies of the Debenture, the Warrant, the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibits 4.1, 10.3,
10.1 and 10.2, respectively, and are incorporated herein by reference. The press release announcing the financing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Exhibits.

4.1        6% Convertible Senior Debenture dated February 4, 2002.

10.1 Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC.

10.2 Registration Rights Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC.

10.3       Warrant to Purchase Common Stock of I-trax, Inc. dated
           February 4, 2002.

99.1       Press Release, issued February 7, 2002.




                                      -2-

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             I-TRAX, INC.



Date:  February 8, 2002                      By:   /s/Frank A. Martin
                                             Name:   Frank A. Martin
                                             Title:     Chief Executive Officer

                                 EXHIBITS INDEX


4.1     6% Convertible Senior Debenture dated February 4, 2002.

10.1 Purchase Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC.

10.2 Registration Rights Agreement dated as of February 4, 2002 between I-trax, Inc. and Palladin Opportunity Fund LLC.

10.3    Warrant to Purchase Common Stock of I-trax, Inc. dated February 4, 2002.

99.1    Press Release, issued February 7, 2002.